IMMEDIATE RELEASE
February 29, 2016

UNITED NATURAL FOODS, INC. REPORTS PRELIMINARY
SECOND QUARTER FISCAL 2016 NET SALES AND EARNINGS

Company Revises Fiscal 2016 Guidance

Providence, Rhode Island- February 29, 2016 -- United Natural Foods, Inc. (Nasdaq: UNFI) (the "Company" or "UNFI") today reported preliminary unaudited net sales and earnings per diluted share for its second fiscal quarter and six months ended January 30, 2016.

Preliminary Unaudited Financial Results
For the second quarter of fiscal 2016, the Company anticipates net sales in the range of $2.046 billion to $2.048 billion, an increase of approximately 1.5% from net sales of $2.017 billion in the same period last year. Net sales for the six months ended January 30, 2016 are expected to be in the range of $4.122 billion to $4.124 billion, a 2.8% to 2.9% increase from net sales of $4.009 billion in same period last year.

The Company anticipates adjusted net sales for the second quarter of fiscal 2016 to increase 6.4% to 6.5% compared to the same period in fiscal 2015, excluding the year-over-year impact of the previously disclosed termination of a customer distribution contract and, for the second quarter of fiscal 2015, the previously disclosed non-recurring reduction in net sales. Adjusted net sales for the six months ended January 30, 2016 is expected to increase approximately 6.6% to 6.7% compared to the same period in fiscal 2015, excluding these same items.

The Company expects GAAP net earnings per diluted share in the range of $0.43 to $0.45 for the second quarter of fiscal 2016 and $1.03 to $1.05 for the six months ended January 30, 2016, compared to fiscal 2015 GAAP earnings per diluted share of $0.55 and $1.21 for the same periods, respectively. Adjusted for estimated severance and other transition costs due to the previously disclosed restructuring plan of $2.0 million and $4.8 million for the three and six months ended January 30, 2016, respectively, and anticipated acquisition costs of approximately $1.0 million in the second quarter, adjusted earnings per diluted share is expected to be in the range of $0.47 to $0.49 for the second quarter of fiscal 2016 and $1.10 to $1.12 for the first half of fiscal 2016, compared to adjusted earnings per diluted share of $0.65 and $1.31 for the same periods of fiscal 2015, respectively, which exclude the non-recurring reduction in net sales occurring in the second quarter of fiscal 2015.

The Company expects to have generated free cash flow in the range of $102 million to $107 million during the second quarter of fiscal 2016. Adjusted net sales, adjusted earnings per diluted share and free cash flow are non-GAAP financial measures. Please refer to the tables in this press release for a reconciliation of all non-GAAP financial measures.

Steven Spinner, President and Chief Executive Officer commented, “Our updated results reflect the rapidly changing near term industry dynamics facing UNFI and its constituents. We have made significant progress in developing our fresh platform, e-commerce, brands and infrastructure. UNFI’s second quarter preliminary results and our view of fiscal 2016 reflect our commitment to investing in growth throughout our organization while we continue to evaluate our cost structure and customer experience.”

“We are excited about the announcement we made this morning regarding our proposed acquisition of Haddon House, whose unique product and service offering will play an important role in our continued strategy to build-out UNFI's gourmet and ethnic product categories across the country,” added Mr. Spinner.

The Company expects to release its full results for its fiscal second quarter and six months ended January 30, 2016 on March 7, 2016.

The Company does not plan to release preliminary financial information on an ongoing basis. The information above is preliminary and based upon information available as of the date of this release.

As of the date of this release, the Company has not completed its financial close process for the second quarter and six months ended January 30, 2016. During the course of that process, the Company may identify items that would require it to make adjustments, which may be material, to the information presented in this release. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary operating results.

Fiscal 2016 Guidance
Based on UNFI's performance to date and the current outlook for the remainder of fiscal 2016, the Company is revising its previous financial guidance for fiscal 2016 provided on December 7, 2015. For fiscal 2016, ending July 30, 2016, the Company expects net sales in the range of approximately $8.31 billion to $8.43 billion, an increase of approximately 1.5% to 3.0% over fiscal 2015. The Company expects GAAP earnings per diluted share for fiscal 2016 in the range of approximately $2.27 to $2.37 compared to fiscal 2015 GAAP earnings per diluted share of $2.76. Adjusting for severance and other transition costs related to the aforementioned restructuring plan of $4.8 million in the first half of fiscal 2016 related to the previously disclosed termination of a customer distribution agreement and anticipated acquisition costs of approximately $1.0 million in the second quarter, adjusted earnings per diluted share for fiscal 2016 is estimated to be in the range of $2.34 to $2.44, compared to fiscal 2015 adjusted earnings per diluted share of $2.85. Fiscal 2015 earnings per diluted share was adjusted for the $7.7 million second quarter fiscal 2015 impact of the previously disclosed $9.3 million non-recurring reduction in net sales the Company recognized in fiscal 2015. Capital expenditures for fiscal 2016 are expected to be approximately $49.8 million to $59.0 million, or approximately 0.6% to 0.7% of estimated fiscal 2016 net sales. Finally, the Company expects its fiscal 2016 tax rate to be in the range of 39.7% to 40.1%. The Company's revised guidance does not reflect any anticipated sales or earnings in connection with the announcement this morning to acquire Haddon House Food Products, Inc. ("Haddon House") and certain affiliated entities as well as certain related real estate, which is currently expected to close early in the fourth quarter of fiscal 2016.

Conference Call & Webcast
The Company will hold a conference call and audio webcast today, Monday, February 29, 2016 at 8:00 a.m. EST to discuss these preliminary results and updated fiscal 2016 guidance as well as the proposed acquisition of Haddon House, which was also announced in a separate release today. The conference call dial-in number is 877-407-3982. The audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company's website at www.unfi.com. The online archive of the webcast will be available on the Company's website for 30 days.

About United Natural Foods
United Natural Foods, Inc. carries and distributes more than 85,000 products to more than 40,000 customer locations throughout the United States and Canada. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes Magazine in 2014 as one of “America's Best Managed Companies,” ranked by Fortune in 2012 as one of its “Most Admired American Companies,” and chosen by Food Logistics Magazine as one of its 2013 Top 20 Green Providers.

For more information on United Natural Foods, Inc., visit the Company’s website at www.unfi.com.

AT THE COMPANY:	ICR
Michael Zechmeister	Katie Turner
Chief Financial Officer	General Information
(401) 528-8634	(646) 277-1228

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties and are based on current expectations and management estimates; actual results may differ materially. The risks and uncertainties which could impact these statements are described in the Company's filings under the Securities Exchange Act of 1934, as amended, including its annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on September 30, 2015, its quarterly report on Form 10-Q filed with the SEC on December 10, 2015 and other filings the Company makes with the SEC, and include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement entered into by the parties in connection with the Company’s proposed acquisition of Haddon House; the ability of the Company to consummate the proposed acquisition of Haddon House and retain Haddon House’s customers on terms similar to those in place with Haddon House; the Company's ability to successfully deploy its operational initiatives to achieve synergies from the Haddon House acquisition; the Company's dependence on principal customers; the Company's sensitivity to general economic conditions, including the current economic environment; changes in disposable income levels and consumer spending trends; the Company's ability to reduce its expenses in amounts sufficient to offset its increased focus on sales to conventional supermarkets and the shift in the Company's product mix as a result of its acquisition of Tony's Fine Foods and the resulting lower gross margins on those sales; the Company's reliance on the continued growth in sales of natural and organic foods and non-food products in comparison to conventional products; increased competition in our industry as a result of increased distribution of natural, organic and specialty products by conventional grocery distributors and direct distribution of those products by large retailers; the Company's ability to timely and successfully deploy its warehouse management system throughout its distribution centers and its transportation management system across the Company; the addition or loss of significant customers; volatility in fuel costs; the Company's sensitivity to inflationary and deflationary pressures; the relatively low margins and economic sensitivity of the Company's business; the potential for disruptions in the Company's supply chain by circumstances beyond its control; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; consumer demand for natural and organic products outpacing suppliers’ ability to produce those products; decreased forward buying opportunities; union-organizing activities that could cause labor relations difficulties and increased costs; the ability to identify and successfully complete acquisitions of other natural, organic and specialty food and non-food products distributors; management's allocation of capital and the timing of capital expenditures; and the Company's ability to successfully deploy its operational initiatives to achieve synergies from the acquisitions of Tony’s Fine Foods and, if consummated, Haddon House. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations are based on a number of assumptions, many of which are outside the Company's control and should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Financial Measures: To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this press release preliminary non-GAAP financial measures for adjusted net sales and adjusted diluted earnings per common share for the three and six months ended January 30, 2016, free cash flow for the three months ended January 30, 2016 and adjusted diluted earnings per common share for fiscal 2016, and non-GAAP financial measures for adjusted net sales and adjusted diluted earnings per common share for the three and six months ended January 31, 2015, and adjusted diluted earnings per common share for the fiscal year ended August 1, 2015. For the second quarter and first six months of fiscal 2016 and estimated fiscal 2016, the preliminary non-GAAP measures exclude the impact of expenses related to the actual and planned severance and other transition costs related to the termination of our distribution agreement with a customer that the Company announced in July 2015, as well as anticipated acquisition costs, and, for the second quarter and first six months of fiscal 2016, the net sales to that customer. For Fiscal 2016, the preliminary non-GAAP measure for free cash flow excludes depreciation and amortization. For the second quarter and first six months of fiscal 2015 and fiscal 2015, the non-GAAP measures exclude the net sales to a customer and the impact of a reduction in net sales related to an incorrect calculation of amounts owed to a customer. The reconciliations of estimated non-GAAP financial measures to the comparable estimated GAAP financial measures are presented in the tables appearing below labeled "Reconciliation of Preliminary Estimated GAAP Net Sales Growth to Non-GAAP Adjusted Net Sales Growth (unaudited)”, “Reconciliation of Preliminary Estimated GAAP Diluted Earnings per Common Share to Preliminary Estimated Non-GAAP Diluted Earnings per Common Share (unaudited)", “Reconciliation of

2015 GAAP Results to Non-GAAP Presentation",“Reconciliation of Preliminary Estimated GAAP Operating Cash Flow to Preliminary Estimated Non-GAAP Free Cash Flow (unaudited)," “Reconciliation of 2016 Guidance for Estimated GAAP Diluted Earnings per Common Share to Estimated Non-GAAP Adjusted Diluted Earnings per Common Share (unaudited)” and “Reconciliation of 2015 GAAP Results to Non-GAAP Presentation Included in Fiscal 2016 Guidance (unaudited).” The presentation of these preliminary non-GAAP financial measures is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. The Company believes that presenting its preliminary adjusted net sales and preliminary adjusted earnings per diluted share for the three and six months ended January 30, 2016, adjusted net sales and adjusted earnings per diluted share for the three and six months ended January 31, 2015, and adjusted earnings per diluted share for the fiscal year ended August 1, 2015, excluding the impact of the reduction in net sales described above, along with presenting preliminary adjusted net sales for the second quarter and first six months of fiscal 2016 and estimated fiscal 2016 adjusted diluted earnings per common share guidance, excluding the impact of the actual severance and other transition costs and net sales noted above, aids in making period-to-period comparisons and is a meaningful indication of its actual and estimated operating performance. The Company's management utilizes and plans to utilize this non-GAAP financial information to compare the Company's operating performance during the 2016 fiscal year to the comparable periods in the 2015 fiscal year and to internally prepared projections.

UNITED NATURAL FOODS, INC.

Reconciliation of Preliminary Estimated GAAP Net Sales Growth to Non-GAAP Adjusted Net Sales Growth (unaudited)
(In thousands)

	Three months ended
	January 30, 2016		January 31, 2015	Growth Percentage
	Low Range	High Range		Low Range	High Range
Net Sales	$2,045,800	$2,047,800	$2,016,546	1.5%	1.5%
Adjustment (1)	—	—	(100,772)
Adjustment (2)	—	—	7,736
Adjusted Net Sales	$2,045,800	$2,047,800	$1,923,510	6.4%	6.5%

	Six months ended
	January 30, 2016		January 31, 2015	Growth Percentage
	Low Range	High Range		Low Range	High Range
Net Sales	$4,122,449	$4,124,449	$4,009,022	2.8%	2.9%
Adjustment (1)	(58,439)	(58,439)	(204,412)
Adjustment (2)	$—	$—	$7,736
Adjusted Net Sales	$4,064,010	$4,066,010	$3,812,346	6.6%	6.7%

(1) Adjusted to exclude net sales in each period related to a customer distribution contract that was terminated in the first quarter of fiscal 2016.
(2) Adjusted to exclude the $7.7 million second quarter fiscal 2015 impact of the previously disclosed $9.3 million non-recurring reduction in net sales the Company recognized in fiscal 2015.

Reconciliation of Preliminary Estimated GAAP Diluted Earnings per Common Share to Preliminary Estimated Non-GAAP Diluted Earnings per Common Share (unaudited)

	Three months ended				Six months ended
	January 30, 2016				January 30, 2016
	Low Range		High Range		Low Range	High Range
Preliminary unaudited diluted earnings per common share	$0.43		$0.45		$1.03	$1.05
Less impact of severance and other transition costs	0.02		0.02		0.06	0.06
Less impact of anticipated acquisition costs	0.01		0.01		0.01	0.01
	$0.47	*	$0.49	*	$1.10	$1.12
* Total reflects rounding

Reconciliation of 2015 GAAP Results to Non-GAAP Presentation
(In thousands except per share data)

	Three months ended January 31, 2015
	GAAP	Adjustments (1)	Adjusted

Net income	$27,844	$4,680	$32,524

Diluted per share data:
Net income	$0.55	$0.09	$0.65	*
Weighted average diluted shares of common stock outstanding	50,277	—	50,277

	Six months ended January 31, 2015
	GAAP	Adjustments (1)	Adjusted

Net income	$60,886	$4,680	$65,566

Diluted per share data:
Net income	$1.21	$0.09	$1.31	*
Weighted average diluted shares of common stock outstanding	50,195	—	50,195
* Includes rounding
(1) Adjusted to exclude the $7.7 million second quarter fiscal 2015 impact of the previously disclosed $9.3 million non-recurring reduction in net sales the Company recognized in fiscal 2015.

Reconciliation of Preliminary Estimated GAAP Operating Cash Flow to Preliminary Estimated Non-GAAP Free Cash Flow (unaudited)
(in millions)

	Three months ended January 30, 2016
	Low Range	High Range
Net cash provided by operating activities	$114.7	$119.4
Depreciation and amortization	13.0	12.0
Free cash flow	$101.7	$107.4

Reconciliation of 2016 Guidance for Estimated GAAP Diluted Earnings per Common Share to Estimated Non-GAAP Adjusted Diluted Earnings per Common Share (unaudited)

	Fiscal Year Ended July 30, 2016
	Low Range	High Range
GAAP diluted earnings per common share	$2.27	$2.37
Less impact of severance and other transition costs	0.06	0.06
Less impact of anticipated acquisition costs	$0.01	$0.01
	$2.34	$2.44

Reconciliation of 2015 GAAP Results to Non-GAAP Presentation
Included in Fiscal 2016 Guidance (Unaudited)
(In thousands, except per share data)

	Fiscal year ended August 1, 2015
	GAAP	Adjustments (1)	Adjusted

Net income	$138,734	$4,671	$143,405

Diluted per share data:
Net income	$2.76	$0.09	$2.85
Weighted average diluted shares of common stock outstanding	50,267	—	50,267
(1) Adjusted to exclude the $7.7 million second quarter fiscal 2015 impact of the previously disclosed $9.3 million non-recurring reduction in net sales the Company recognized in fiscal 2015.